Kiromic Announces
Expansion of In-House Cell therapy cGMP Manufacturing Facility and the Appointment of Industry Veteran Ignacio Núñez as
Chief Operating and Manufacturing Officer

Houston, Texas, June 7th, 2021 /Business Wire/ -- Kiromic BioPharma, Inc. (Nasdaq: KRBP)

—	Expansion of in-house cGMP manufacturing facility to provide support to the Company's clinical trials. Therapeutic doses expected to be ready for first in-human dosing in 3Q-2021.
—

Mr. Ignacio Núñez, a 20-year industry veteran in global operations and manufacturing, is joining the Kiromic team to take the company to the next level and to scale up cGMP manufacturing capabilities internally.

Kiromic is an immuno-oncology company using Artificial Intelligence (AI) to identify critical markers in solid tumors to develop Allogeneic CAR-T cell therapy.

Kiromic’s CAR-T technology addresses critical efficacy and safety issues by developing switches to control T-cell activity reducing cell exhaustion and cytokine release syndrome among others.

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Expansion of in-house cGMP manufacturing facility

In support of the upcoming INDs, Kiromic is expanding its HQ in Houston, TX. To their current cGMP, R&D labs, vivarium and offices, Kiromic is adding an adjacent space where more cGMP clean rooms, QC, QA and regulatory, offices and ultra-cold storage will have place.

This new expansion will add up to a total of approximately 30,000 square feet and will enable supporting Kiromic significant growth as the company approaches the clinical phase.

Appointment of Chief Operating and Manufacturing Officer

Mr. Ignacio Núñez MSCHE, MBB has been appointed as Chief Operating Officer and Manufacturing Officer.

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Mr. Núñez will play a key role in expanding the scale up of Kiromic’s operations, including manufacturing, taking the company from pre-IND status to the clinical phase and eventually to commercial phase.

Mr. Núñez has over 20 years of global experience in corporate functions including manufacturing, research, operational excellence and strategy. He has held senior leadership positions in companies including General Electric, Johnson & Johnson and Novartis. Most recently, he was the Executive Director of Manufacturing at the Gene Therapy Program of the University of Pennsylvania.

Before that, he was the Head of Manufacturing Strategy and Operations Excellence at Novartis, where he was charged with transforming manufacturing operations in support of the ramp up of Kymriah, the first FDA-approved CAR-T cell therapy, which was developed at the University of Pennsylvania.

Mr. Núñez holds an MSC in Chemical Engineering from the University of Granada.

CEO of Kiromic, Maurizio Chiriva-Internati, DBSc, PhDs

“Kiromic believes it has the key to resolve the current challenges in cell therapy and I believe we will become the reference and lead the industry going forward.”

Cell Therapy Manufacturing: Autologous (patient) vs. Allogeneic (healthy donor)

The table below outlines the current cell therapy manufacturing challenges which Kiromic allogeneic cell manufacturing expects to resolve and which Mr. Núñez will advance.

	CAR-T technology challenges	Autologous CAR-T	Kiromic Allogeneic CAR-T
Safety	CRS (cytokine release syndrome)	-	+
	CRES (T-cell related encephalopathy syndrome)	-	+
Efficacy	Efficacy	++	++++ (*)
	Indication	Blood Cancers	Solid Tumors
	T-cell overstimulation	-	+
	T-cell exhaustion	-	+
	Tumor immune suppressive microenvironment	-	+
	Tumor specific antigens (shedding)	CD19	multiple targets
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Manufacturing	Patient’s variation & manufacturing success	-	+
	Lead time (autologous vs. off-the shell)	17-30 days	None
	Cost of Manufacturing (per patient)	++++	+
Application	Order of treatment application	3rd Line	TBD
	Treatment Setting	24 Days in-patient	24 hours in-patient (**)

(*) based upon Kiromic's pre-clinical projections, AACR posters (**) as filed in IND to the FDA (May 2021).

COMO of Kiromic, Mr. Ignacio Núñez stated:

" I am impressed by Kiromic’s end-to-end approach to cell therapy as I believe they address almost every known issue in current cell therapies.

Expanded Kiromic in-house manufacturing capabilities are capital efficient and are optimized to deliver the capacity projections, making manufacturing a competitive advantage and not a challenge for the company.

I believe that this technology is meant to change the cell and gene therapy landscape, reshaping the future approach to cancer treatment.

I am humbled to join the team at this critical juncture."

CMO of Kiromic, Scott Dahlbeck, MD, PharmD stated:

“Kiromic is pleased to obtain the clinical manufacturing expertise of Mr. Núñez, whose expertise and biopharmaceutical background I believe will serve to capitalize on the cellular therapy production capabilities of Kiromic, leading to a new era in immuno-oncology treatments for solid tumors."

CSIO of Kiromic, Mr. Gianluca Rotino stated:

"I believe all of our cell therapy manufacturing is novel and resolves key industry challenges.

It is my opinion, that our manufacturing technology will be very much sought after by pharma companies and cell therapy industry players.

Our cell therapy IPs portfolio is very strong.

This manufacturing expansion and bringing Mr. Nunez to Kiromic are strategically important milestones that makes us ready to face the challenges of the clinical trials and puts us on the path of commercial viability of our novel therapy."

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CFO of Kiromic, Mr. Tony Tontat stated:

"Capital efficiency is what we strove to deliver with our investments as we were building out our cGMP facility.

We are happy to receive this additional validation of capital efficiency from an industry veteran like Mr. Núñez."

How Our KB-PD1 Live Cell Therapy CAR-T Improves CAR-T Market:

	Marketed and traditional CAR-T	Kiromic KB-PD1
Malignancies (Cancer Type)	Hematologic	Solid Tumors
Live Cell Origin	Autologous Live Cells from pre-treatment patients	Allogeneic Live Cells from healthy donors
Live Cell Cloning (Manufacturing)	Single batch Single dose	Single batch Multi dose (aka. Off-The-Shelf)
Mass Manufacturing	on-demand a single patient	-- Will be manufactured like a traditional drug -- Kiromic proprietary manufacturing -- Kiromic proprietary cryopreservation processing techniques

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About Kiromic Scientific Posters Presented at AACR 2021

Session	Focus	Poster	Link to Poster at AACR (American Association of Cancer Research)
BSB01.05	New Software for Data Analysis	247

Identification of an ovarian cancer selective splice variant of mesothelin utilizing the Kiromic proprietary search engine CancerDiff

CancerDiff:

Our deep data-mining engine which harmonizes billions of data points across:

-- disease types and states

-- data types,

-- data structures, and

-- data platforms.

Diamond AI:

Our system which combs through billions of transcription data points across public and private RNA databases to present the best immunogenic peptide candidates for CAR-T.

PO.IM02.01	Adoptive Cell Therapy	1534

Mesothelin isoform 2 is a novel target for allogeneic CARγδT cell therapy in solid tumors

CancerSplice:

Our 3D, isoform prediction engine which examines billions of data points to select the best targets.

BSB01.04	New Algorithms	243

Identification of novel epitopes of NY-ESO-1 for solid malignancies by Kiromic proprietary search engine Diamond

NY-ESO-1:

How we got to NY-ESO-1 using our AI target selection engine. NY-EOS-1 is a very well-known target and served as an excellent validation of our engine's accuracy.

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PO.ET08.01	Gene and Vector-Based Therapy	1154

Site-specific gene editing with ABBIE for T-cell therapy

ABBIE:

We showed that our non-viral gene edit technology could have the same target specificity of Cas9 without the DNA destruction common to HIV integrase.

PO.IM02.01	Adoptive Cell Therapy	LB148

Gamma delta T cells engineered with a chimeric PD-1 receptor effectively control PD-L1 positive tumors in vitro and in vivo with minimal toxicities.

chPD1:

We demonstrated that our chPD1 receptor was effective on solid tumors in both in vitro and in vivo models with minimal toxicities.

PO.IM02.01	Adoptive Cell Therapy	1535	Allogeneic CAR iNKT as a cell therapy platform targeting tumor antigen Isomesothelin iNKT: We investigated NK as a potential adoptive cell therapy platform for CAR-T.

About AACR (American Association of Cancer Research)

www.aacr.org

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About Kiromic

Kiromic BioPharma, Inc. (Nasdaq: KRBP) is a target discovery and gene-editing company utilizing a state-of-the-art artificial intelligence (AI) platform focused on unleashing the power of the patient’s own immune system to fight cancer.

Kiromic’s pipeline development is leveraged through the Company’s proprietary target discovery Artificial Intelligence engine called "DIAMOND." Kiromic's DIAMOND is big data science meeting target identification, dramatically compressing the man-years and the millions of drug development dollars needed to develop a live drug.

The Company maintains its HQ offices in the world’s largest medical center in Houston, Texas adjacent to MD Anderson Cancer Center and the Baylor College of Medicine Where Kiromic has ongoing collaboration with these Institutions.

For more information, please visit the company’s website at www.kiromic.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s annual report on Form 10-K for the most recently completed fiscal year and subsequent reports filed after the date of the annual report with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and our company undertakes no duty to update such information except as required under applicable law.

Contact:

Investor Relations

inv.rel@kiromic.com

Tony Tontat - CFO

(844) 539 - 2873

Source: Kiromic Biopharma, Inc. (www.kiromic.com)

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